Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Florida Quality Income
Municipal Fund
33-42086
811-6382

A special meeting of the shareholders
of the Nuveen Florida Quality Income
Municipal Fund was held on July 26,
2005.

The purpose of the meeting was to
approve
a new Investment Management
Agreement:

The number of shares voted in the
affirmative:
13,071,165 and
the number of negative votes:
163,854

Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007536.